EXHIBIT 99.1

THE EASTERN COMPANY ANNOUNCES THE RESTRUCTURING OF THE CHIEF OPERATING OFFICER POSITION

SHELTON, CT / March 24, 2023 / The Eastern Company (the "Company" or "Eastern") (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced that Mark Hernandez, Eastern’s President and Chief Executive Officer (“CEO”), has moved forward with the restructuring of the Chief Operating Officer (“COO”) position.  Mr. Hernandez has eliminated the position of COO and will assume the duties which were previously the responsibility of James Woidke, COO.  Mr. Woidke’s last day with the Eastern Company will be on March 31, 2023.

Mr. Hernandez said, “I would like to thank Mr. Woidke for his efforts in helping to transform Eastern into the company it is today. We have decided to take on this restructuring to streamline reporting of the operations directly to the CEO. We expect this move to enhance our operating efficiency, cut costs, and intensify our focus on actions designed to return value to our shareholders.”

Mr. Hernandez’s assumption of the Chief Operating Officer duties will be effective as of the close of business March 31, 2023.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern's businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, U.K., Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations, and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would,” “should,” “may,” “will,” “believes,” “estimates,” “intends,” “continues,” “reflects,” “plans,” “anticipates,” “expects,” “potential,” “confident,” “look forward,” “opportunities” and similar terms or variations of those terms or the negative of those terms, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include the impact of the COVID-19 pandemic and resulting economic effects, including supply chain disruptions, cost inflation, rising interest rates, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms, and cost of financing, including borrowings under credit arrangements or agreements, and the impact of market conditions on pension plan funded status. Other factors include, but are not limited to: the effect on interest rates of the replacement of the London Interbank Offered Rate (LIBOR) with a Secured Overnight Financing Rate (SOFR), risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability; restrictions on operating flexibility imposed by the agreement governing our credit facility; the inability to achieve the savings expected from global sourcing of materials; the impact of higher raw material and component costs, including the impact of supply chain shortages and inflation, particularly steel, plastics, scrap iron, zinc, copper and electronic components; lower-cost competition; our ability to design, introduce and sell new or updated products and related components; market acceptance of our products; the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; and materially adverse or unanticipated legal judgments, fines, penalties or settlements. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

The Eastern Company

Mark Hernandez

Nick Vlahos

203-729-2255

SOURCE: The Eastern Company

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